

<ARTICLE>                     5

<MULTIPLIER>                                   1,000


<PERIOD-TYPE>                                  12-mos
<FISCAL-YEAR-END>                              Dec-31-1996
<PERIOD-END>                                   Dec-31-1996
<CASH>                                         3,952
<SECURITIES>                                   2,000
<RECEIVABLES>                                  5,019
<ALLOWANCES>                                   309
<INVENTORY>                                    0
<CURRENT-ASSETS>                               11,559
<PP&E>                                         3,186 <F1>
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 20,850
<CURRENT-LIABILITIES>                          4,467
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    166
<COMMON>                                       92
<OTHER-SE>                                     14,220
<TOTAL-LIABILITY-AND-EQUITY>                   20,850
<SALES>                                        18,343
<TOTAL-REVENUES>                               18,343
<CGS>                                          15,078
<TOTAL-COSTS>                                  15,078
<OTHER-EXPENSES>                               323
<LOSS-PROVISION>                               365 <F2>
<INTEREST-EXPENSE>                             36
<INCOME-PRETAX>                                (1,349)
<INCOME-TAX>                                   141
<INCOME-CONTINUING>                            (1,490)
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   (1,490)
<EPS-PRIMARY>                                  (0.21) <F3>
<EPS-DILUTED>                                  (0.18) <F3>

<F1>
PP&E is net of accumulated depreciation.
<F2>
Represents reserve recorded to account for the closing and consolidation of the Westchester Network site with the Mineola, NY ("Long Island") Network site.
<F3>
Represents net los per share of Common Stock before consideration for induced conversion of Preferred Stock. Primary and fully diluted net loss per share of Common Stock after consideration for induced conversion of Preferred Stock was $(0.68) and $(0.65), respectively. Refer to Note 10 - Shareholders Equity - to Notes to Consolidated Financial Statements in IntegraMed America's 1996 Form 10-K.



